Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-256694) and Form S-8 (Nos. 333-215860, 333-213877, 333-188428 and 333-11729) of The Manitowoc Company, Inc. of our report dated February 24, 2023 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Milwaukee, Wisconsin

February 23, 2024